As filed with the Securities and Exchange Commission on December 12, 2008
Registration No. 333-76207

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Benchmark Electronics, Inc.
(Exact name of registrant as specified in its charter)

Texas	74-2211011
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3000 Technology Drive
Angleton, Texas	77515
(Address of Principal Executive Offices)	(Zip Code)

BENCHMARK ELECTRONICS, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Full title of plan)

Cary T. Fu
Chief Executive Officer
Benchmark Electronics, Inc.
3000 Technology Drive
Angleton, Texas 77515
(Name and address of agent for service)

(979) 849-6550
(Telephone number, including area code, of agent for service)

Copies to:
William J. Whelan, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY STATEMENT

On April 13, 1999, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8, Registration Statement No. 333-76207 (the “Registration Statement”), registering 500,000 shares of the Registrant’s Common Shares, $.01 par value per share (“Common Shares”), for sale to eligible employees under the Registrant’s Employee Stock Purchase Plan (the “Plan”). After giving effect to the Registrant’s stock splits in 2003 and 2006, the number of Common Shares available for sale under the Plan was 1,125,000. Effective as of the end of the offering period under the Plan ending December 31, 2005, the Plan was terminated and since that time there have not been, and will not be, any offerings of Common Shares pursuant to the Registration Statement. As of the date of termination of the Plan, 254,575 Common Shares remained unsold under the Plan. The Registrant is filing this Post-Effective Amendment No. 1 to remove, and hereby does remove, from registration all of the Common Shares registered on the Registration Statement that remain unsold under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Angleton, State of Texas, on December 10, 2008.

BENCHMARK ELECTRONICS, INC.

By:	/s/	Cary T. Fu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Position	Date

Director and
/s/ Cary T. Fu	Chief Executive Officer	December 10, 2008
Cary T. Fu	(principal executive officer)

/s/ Donald F. Adam	Chief Financial Officer	December 10, 2008
Donald F. Adam	(principal financial
and accounting officer)

/s/ Donald E. Nigbor	Chairman of the Board	December 10, 2008
Donald E. Nigbor	of Directors

/s/ Steven A. Barton	Director	December 10, 2008
Steven A. Barton

/s/ Michael R. Dawson	Director	December 10, 2008
Michael R. Dawson

/s/ Peter G. Dorflinger	Director	December 10, 2008
Peter G. Dorflinger

/s/ Douglas G. Duncan	Director	December 10, 2008
Douglas G. Duncan

/s/ Laura W. Lang	Director	December 10, 2008
Laura W. Lang

/s/ Bernee D.L. Strom	Director	December 10, 2008
Bernee D.L. Strom

/s/ Clay C. Williams	Director	December 10, 2008
Clay C. Williams